UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016
BABCOCK & WILCOX ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	704 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.

On June 28, 2016, Babcock & Wilcox Enterprises, Inc. (the “Company”) announced that its Board of Directors had authorized a restructuring plan (the “Restructuring Plan”) in response to projections that coal power generation markets will decline faster than previously forecast. The Restructuring Plan will consolidate aftermarket and new build activities for coal-fired generation to create a more efficient and flexible organization to help the Company better compete in the current market environment. Under the new organization, a renewable energy segment will focus solely on renewable project execution and worldwide growth.

As part of the Restructuring Plan, the Company is eliminating over 200 positions in North America, representing approximately 20% of its organization that serves the coal markets, and is undertaking other cost-saving measures across the enterprise.

The Restructuring Plan will result in total charges of approximately $55 million to $60 million, of which approximately $30 million are non-cash charges related to asset impairment charges and establishment of valuation allowances on related deferred income tax assets. The remaining charges will require cash disbursements associated with severance and other reorganization-related costs. The Company may identify additional opportunities as it implements the Restructuring Plan that could require as yet unidentified charges.

A copy of the press release announcing the Restructuring Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

The Company cautions that this Current Report on Form 8-K contains forward-looking statements, including, without limitation, management’s expectations regarding the Restructuring Plan. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the Company’s ability to realize anticipated savings and operational benefits from the Restructuring Plan, severance costs that may differ from initial estimates, including because of the timing of employee terminations, amounts for asset impairment charges that may differ from initial estimates because of the final assessed fair market value of the impaired assets, amounts for income tax expense that may differ from initial estimates because of changes in tax rates and forecasted future taxable income by jurisdiction, and additional charges that may be incurred in connection with the implementation of the Restructuring Plan. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Item 2.06 Material Impairments.

The information in Item 2.05 of this Current Report on Form 8-K relating to the asset impairment charges is incorporated by reference into this Item 2.06.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.
By:	/s/ J. André Hall
J. André Hall Senior Vice President, General Counsel and Corporate Secretary
June 28, 2016

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated June 28, 2016

Exhibits
99.1    Press Release dated June 28, 2016